Exhibit A to Schedule 13G

                             Joint Filing Agreement
                            Pursuant to Rule 13d-1(k)

         The undersigned persons (the "Reporting Persons") hereby agree that a joint statement on this Schedule 13G, and any amendments thereto, be filed on their behalf by ING Groep N.V.

         Each of the Reporting Persons is responsible for the completeness and accuracy of the information concerning each of them contained therein, but none of the Reporting Persons is responsible for the completeness or accuracy of the information concerning any other Reporting Person.


Date:  November 11, 2004




                                        ING Groep N.V.


                                        By:  /s/ Cornelis F. Drabbe
                                             ---------------------------------
                                             Name:   Cornelis F. Drabbe
                                             Title:  Assistant General Counsel


                                        By:  /s/ Bert H. Uyttenbroek
                                             ---------------------------------
                                             Name:   Bert H. Uyttenbroek
                                             Title:  Compliance Officer


                                        Directed Services, Inc.



                                        By:  /s/ Cornelis F. Drabbe
                                             ---------------------------------
                                             Name:   Cornelis F. Drabbe
                                             Title:  Authorized Signatory



                                        By:  /s/ Bert H. Uyttenbroek
                                             ---------------------------------
                                             Name:   Bert H. Uyttenbroek
                                             Title:  Authorized Signatory